March 27, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in
Tulsa MLP Conference

TULSA, Okla. – March 27, 2013 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Tulsa Master Limited Partnership Conference on March 28, 2013, in Tulsa, Okla.

Pierce H. Norton II, ONEOK Partners executive vice president, commercial, will present.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Thursday, March 28, 2013, beginning at 7 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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